UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBDI30A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBDI33A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2026, Warner Bros. Discovery, Inc. (“WBD”) held a special meeting of stockholders (the “Special Meeting”), in connection with the Agreement and Plan of Merger, dated as of February 27, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among WBD, Paramount Skydance Corporation (“PSKY”) and Prince Sub Inc. (“Merger Sub”), pursuant to which and subject to the terms and conditions therein, at the effective time of the Merger (as defined below), Merger Sub will merge with and into WBD, with WBD surviving as a wholly owned subsidiary of PSKY (the “Merger”).

The following matters were submitted to a vote of the WBD stockholders at the Special Meeting: (1) a proposal to adopt the Merger Agreement and (2) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to WBD’s named executive officers that is based on or otherwise relates to the Merger. These proposals are described in more detail in the definitive proxy statement filed by WBD with the Securities and Exchange Commission on March 26, 2026. The proposal to adopt the Merger Agreement was approved by the requisite vote of the WBD stockholders.

As of 5:00 p.m. Eastern Time on March 20, 2026, the record date for the Special Meeting, there were 2,506,768,389 outstanding shares of WBD’s Series A common stock, par value $0.01 per share (“WBD Common Stock”), constituting all of the outstanding voting securities of WBD. 1,761,474,343 shares of WBD Common Stock, or approximately 70.3% of the outstanding shares of WBD Common Stock, were present virtually or represented by proxy at the Special Meeting, constituting a quorum.

Each share of WBD Common Stock is entitled to one vote. Set forth below is the number of votes cast for or against, as well as the number of abstentions, as to each such matter.

Proposal No. 1:

The holders of WBD Common Stock approved the adoption of the Merger Agreement, which provides for the Merger pursuant thereto. The table below sets forth the voting results for this proposal:

For	Against	Abstain
1,742,843,087	16,260,135	2,371,121

Proposal No. 2:

The holders of WBD Common Stock did not approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to WBD’s named executive officers that is based on or otherwise relates to the Merger. The table below sets forth the voting results for this proposal:

For	Against	Abstain
307,742,302	1,444,387,748	9,344,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2026	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Executive Vice President and Corporate Secretary